Rogers Corporation Reports Second Quarter 2020 Results

Operational Performance Drives Strong Profitability

Chandler, Arizona, July 30, 2020: Rogers Corporation (NYSE:ROG) today announced financial results for the second quarter of 2020.

“As the result of strong operational performance and favorable product mix, second quarter gross margin and adjusted earnings per share exceeded the top end of our guidance expectations,” stated Bruce D. Hoechner, Rogers' President and CEO. “These solid results were driven by continued progress on our cost improvement roadmap, including timely actions in response to the challenging macro-environment. In the near-term our focus continues to be on the health and safety of our employees and supporting our global customers. In addition, we are focused on accelerating our plans to capitalize on the significant growth opportunities in Advanced Mobility markets, while we continue to pursue opportunities in Advanced Connectivity markets.”

Q2 2020 Financial Overview

GAAP Results	Q2 2020	Q1 2020	Q2 2019
Net Sales ($M)	$191.2	$198.8	$242.9
Gross Margin	36.6%	33.0%	35.3%
Operating Margin	11.0%	8.8%	13.7%
Net Income ($M)	$14.5	$13.3	$24.3
Earnings Per Share	$0.78	$0.71	$1.30

Non-GAAP Results[1]	Q2 2020	Q1 2020	Q2 2019
Adjusted Operating Margin	15.4%	11.3%	17.2%
Adjusted Net Income ($M)	$21.1	$17.2	$30.7
Adjusted Earnings Per Share	$1.13	$0.92	$1.64
Adjusted EBITDA ($M)	$42.5	$33.4	$53.1
Adjusted EBITDA Margin	22.2%	16.8%	21.9%

Net Sales by Operating Segment (dollars in millions)	Q2 2020	Q1 2020	Q2 2019
Advanced Connectivity Solutions (ACS)	$70.9	$64.6	$92.5
Elastomeric Material Solutions (EMS)	$71.6	$83.5	$93.9
Power Electronic Solutions (PES)	$45.2	$46.7	$51.7
Other	$3.4	$4.0	$4.8

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

Q2 2020 Summary of Results

Net sales of $191.2 million decreased 3.8% versus the prior quarter, due to the impact of COVID-19 on demand across most markets. EMS and PES segment sales declined sequentially and were partially offset by higher ACS sales. EMS net sales declined in the general industrial and consumer markets, including portable electronics, partially offset by stronger sales in the EV/HEV battery market. PES net sales decreased in the traditional automotive and EV/HEV markets, partially offset by higher sales in the industrial power and mass transit markets. ACS net sales increased in the wireless infrastructure and aerospace and defense markets, partially offset by lower sales in the ADAS market. Currency exchange rates unfavorably impacted total company net sales in the second quarter of 2020 by $1.1 million compared to prior quarter net sales.

Gross margin was 36.6%, compared to 33.0% in the prior quarter. The increase in gross margin was due to favorable product mix, operational cost savings and a $3.3 million benefit from the expected recovery of previous duty taxes paid, following a change in Chinese tariff regulations. These items were partially offset by higher COVID-19 related costs and inventory reserves. COVID-19 related costs, which were primarily associated with temporary employee compensation and benefits, reduced gross margin by $3.0 million in Q2.

Selling, general and administrative (SG&A) expenses increased by $1.4 million sequentially to $41.7 million, primarily due to higher accelerated intangible amortization expense, which was partially offset by lower employee related expenses from cost containment efforts and reductions in travel and other expenses stemming from COVID-19 restrictions. $3.9 million of accelerated intangible amortization expense was incurred in Q2, related to the Company's DSP business, and an additional $11.7 million of accelerated expense is expected to be recognized in both the third quarter and fourth quarter of 2020.

GAAP operating margin of 11.0% increased by approximately 220 basis points sequentially. Adjusted operating margin of 15.4% increased by approximately 410 basis points versus the prior quarter.

GAAP earnings per share were $0.78, compared to earnings per share of $0.71 in the first quarter of 2020. The sequential improvement in GAAP earnings resulted from improved gross margin, partially offset by higher SG&A and tax expense. On an adjusted basis, earnings were $1.13 per diluted share compared to adjusted earnings of $0.92 per diluted share in the prior quarter. The increase in adjusted earnings primarily resulted from the improved gross margin, partially offset by higher tax expense.

The Company generated strong free cash flow of $39.3 million in the second quarter of 2020. Ending cash and cash equivalents was $298.7 million, a decrease of $9.5 million versus the prior quarter. Net cash provided by operating activities of $46.3 million was offset by a $50.0 million principal payment made on the outstanding borrowings under the Company’s revolving credit facility and capital expenditures of $7.0 million. At the end of the second quarter of 2020, cash exceeded borrowings by $75.7 million. Subsequent to the end of the second quarter the Company made an additional $125 million principal payment on the outstanding borrowings under its revolving credit facility.

Financial Outlook

Q3 2020
Net Sales ($M)	$175 to $190
Gross Margin	35.0% to 36.0%
Earnings Per Share[1]	$0.19 to $0.39
Non-GAAP Earnings Per Share[2]	$0.90 to $1.10

2020
Effective Tax Rate	25% to 26%
Capital Expenditures ($M)	$40 to $45

1 -Includes $11.7 million of accelerated intangible amortization expense associated with the DSP business
2- A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 180 years of materials science experience, Rogers delivers high-performance solutions that enable the company’s growth drivers -- advanced connectivity and advanced mobility applications, as well as other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, e-Mobility and renewable energy; Elastomeric Material Solutions for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Advanced Connectivity Solutions for wireless infrastructure, automotive safety and radar systems. Headquartered in Arizona (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide.

Safe Harbor Statement
This release contains forward-looking statements, which concern our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission, including the effect of these factors on our business, our customers and economic conditions generally; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States and abroad, particularly in China, South Korea, Germany, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd.; fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, terrorism or public health crises; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Conference call and additional information

A conference call to discuss the results for the second quarter of 2020 will take place today, Thursday, July 30, 2020 at 5pm ET.

A live webcast of the event and the accompanying presentation can be accessed on the Rogers Corporation website at https://www.rogerscorp.com/investors.

To participate, please dial:

1-800-574-8929  Toll-free in the United States
1-973-935-8524  Internationally
The passcode for the live teleconference is 3374029.

If you are unable to attend, a conference call playback will be available from July 30, 2020 at approximately 8 pm ET through August 14, 2020 at 11:59 pm ET, by dialing 1-855-859-2056 from the United States, and 1-404-537-3406 from outside of the US, each with passcode 3374029.

Additionally, the archived webcast will be available on the Rogers website at approximately 8 pm ET July 31, 2020.

Additional information
Please contact the Company directly via email or visit the Rogers website.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: http://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Six Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	June 30, 2020	June 30, 2019	June 30, 2020	June 30, 2019
Net sales	$191,157	$242,852	$389,967	$482,650
Cost of sales	121,188	157,024	254,368	311,428
Gross margin	69,969	85,828	135,599	171,222

Selling, general and administrative expenses	41,694	43,649	82,024	86,901
Research and development expenses	7,295	7,843	15,100	15,452
Restructuring and impairment charges	—	1,083	—	1,905
Other operating (income) expense, net	(112)	40	(92)	951
Operating income	21,092	33,213	38,567	66,013

Equity income in unconsolidated joint ventures	1,022	1,742	2,240	2,579
Pension settlement charges	(55)	—	(55)	—
Other income (expense), net	634	(1,401)	(152)	3
Interest expense, net	(1,779)	(2,038)	(2,986)	(3,976)
Income before income tax expense	20,914	31,516	37,614	64,619
Income tax expense	6,394	7,223	9,835	11,927
Net income	$14,520	$24,293	$27,779	$52,692

Basic earnings per share	$0.78	$1.31	$1.49	$2.84

Diluted earnings per share	$0.78	$1.30	$1.49	$2.82

Shares used in computing:
Basic earnings per share	18,676	18,568	18,673	18,562
Diluted earnings per share	18,681	18,730	18,686	18,711

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	June 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$298,742	$166,849
Accounts receivable, less allowance for doubtful accounts of $1,667 and $1,691	128,697	122,285
Contract assets	19,280	22,455
Inventories	124,747	132,859
Prepaid income taxes	3,801	4,524
Asbestos-related insurance receivables, current portion	4,292	4,292
Other current assets	11,131	10,838
Total current assets	590,690	464,102
Property, plant and equipment, net of accumulated depreciation of $361,541 and $341,119	263,051	260,246
Investments in unconsolidated joint ventures	16,907	16,461
Deferred income taxes	25,474	17,117
Goodwill	262,469	262,930
Other intangible assets, net of amortization	147,722	158,947
Pension assets	4,173	12,790
Asbestos-related insurance receivables, non-current portion	74,024	74,024
Other long-term assets	16,031	6,564
Total assets	$1,400,541	$1,273,181
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$35,616	$33,019
Accrued employee benefits and compensation	25,230	29,678
Accrued income taxes payable	11,358	10,649
Asbestos-related liabilities, current portion	5,007	5,007
Other accrued liabilities	19,654	21,872
Total current liabilities	96,865	100,225
Borrowings under revolving credit facility	223,000	123,000
Pension and other postretirement benefits liabilities	1,625	1,567
Asbestos-related liabilities, non-current portion	80,696	80,873
Non-current income tax	14,554	10,423
Deferred income taxes	8,493	9,220
Other long-term liabilities	12,726	13,973
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,668 and 18,577 shares issued and outstanding	18,668	18,577
Additional paid-in capital	141,092	138,526
Retained earnings	851,481	823,702
Accumulated other comprehensive loss	(48,659)	(46,905)
Total shareholders' equity	962,582	933,900
Total liabilities and shareholders' equity	$1,400,541	$1,273,181

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted net income, which the Company defines as net income excluding amortization of acquisition intangible assets and discrete items, such as acquisition and related integration costs, asbestos-related charges, environmental accrual adjustment, gains or losses on the sale or disposal of property, plant and equipment, pension settlement charges, restructuring, severance, impairment and other related costs, and the related income tax effect on these items (collectively, “discrete items”), and transition services, net;

(2) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, discrete items, transition services, net and the impact of including dilutive securities divided by adjusted weighted average shares outstanding - diluted;

(3) Adjusted EBITDA, which the Company defines as net income excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense, transition services lease income and discrete items;

(4) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets, discrete items excluding pension settlement charges, and transition services, net;

(5) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted operating margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or solely as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP net income to adjusted net income:

(amounts in millions)	2020		2019
Net income	Q2	Q1	Q2
GAAP net income	$14.5	$13.3	$24.3

Acquisition and related integration costs	0.4	0.4	0.3
Asbestos-related charges	—	—	0.1
Environmental accrual adjustment	(0.2)	—	—
Loss on sale or disposal of property, plant and equipment	0.1	—	—
Restructuring, severance, impairment and other related costs	0.6	1.1	3.7
Acquisition intangible amortization	7.5	3.6	4.4
Income tax effect of non-GAAP adjustments and intangible amortization	(1.9)	(1.2)	(2.1)
Adjusted net income	$21.1	$17.2	$30.7
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2020		2019
Earnings per diluted share	Q2	Q1	Q2
GAAP earnings per diluted share	$0.78	$0.71	$1.30

Acquisition and related integration costs	0.02	0.02	0.01
Environmental accrual adjustment	(0.01)	—	—
Restructuring, severance, impairment and other related costs	0.02	0.04	0.15
Total discrete items	$0.04	$0.06	$0.16

Earnings per diluted share adjusted for discrete items	$0.82	$0.77	$1.46

Acquisition intangible amortization	$0.31	$0.15	$0.18

Adjusted earnings per diluted share	$1.13	$0.92	$1.64
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2020		2019
(amounts in millions)	Q2	Q1	Q2
GAAP Net income	$14.5	$13.3	$24.3

Interest expense, net	1.8	1.2	2.0
Income tax expense	6.4	3.4	7.2
Depreciation	7.4	7.3	7.7
Amortization	7.6	3.7	4.4
Stock-based compensation expense	3.9	3.1	3.7
Acquisition and related integration costs	0.4	0.4	0.3
Asbestos-related charges	—	—	0.1
Environmental accrual adjustment	(0.2)	—	—
Loss on sale or disposal of property, plant and equipment	0.1	—	—
Restructuring, severance, impairment and other related costs	0.6	1.1	3.7
Transition services lease income	—	—	(0.3)
Adjusted EBITDA	$42.5	$33.4	$53.1
*Values in table may not add due to rounding.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2020		2019
Operating margin	Q2	Q1	Q2
GAAP operating margin	11.0%	8.8%	13.7%

Acquisition and related integration costs	0.2%	0.2%	0.1%
Environmental accrual adjustment	(0.1%)	0.0%	0.0%
Restructuring, severance, impairment and other related costs	0.3%	0.5%	1.5%
Total discrete items	0.5%	0.7%	1.7%
Operating margin adjusted for discrete items	11.5%	9.5%	15.4%

Acquisition intangible amortization	3.9%	1.8%	1.8%

Adjusted operating margin	15.4%	11.3%	17.2%
*Percentages in table may not add due to rounding.

Reconciliation of net cash provided by operating activities to free cash flow*:

	2020		2019
(amounts in millions)	Q2	Q1	Q2
Net cash provided by operating activities	$46.3	$8.6	$50.4
Non-acquisition capital expenditures	(7.0)	(11.2)	(11.4)
Free cash flow	$39.3	$(2.5)	$39.0
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2020 second quarter:

Guidance Q2 2020
GAAP earnings per diluted share	$0.58 - $0.78

Discrete items	$0.07

Acquisition intangible amortization	$0.15

Adjusted earnings per diluted share	$0.80 - $1.00

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share guidance for the 2020 third quarter:

Guidance Q3 2020
GAAP earnings per diluted share	$0.19 - $0.39

Discrete items	$0.08

Acquisition intangible amortization*	$0.63

Adjusted earnings per diluted share	$0.90 - $1.10
*Includes $11.7 million of accelerated intangible amortization expense associated with the DSP business

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